UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2014

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2014, McKesson Corporation (“McKesson” or the “Company”), its wholly-owned subsidiary Dragonfly GmbH & Co. KGaA (“McKesson AcquiCo”) and Franz Haniel & Cie. GmbH (“Haniel”) amended the Share Purchase Agreement entered into among them on October 24, 2013 (the “SPA”). The terms of the SPA were previously described in Item 1.01 of the Company’s Form 8-K that was filed with the Securities and Exchange Commission on October 25, 2013.

The amendment to the share purchase agreement (the “Second Amendment”) increased the price paid per share of Celesio AG (“Celesio”) from €23.00 to €23.50 and deleted Section 3.2 of the SPA, the result of which being that Haniel waived the right to participate in any further increases to the price paid per share. On December 19, 2013, the Company, McKesson AcquiCo and Haniel also amended the SPA to make an immaterial technical change to the settlement procedure (the “First Amendment” and, together with the Second Amendment, the “Amendments”).

The descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the executed copies of the agreements attached hereto as Exhibits 10.1 and 10.2 that are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 5, 2013, McKesson through McKesson AcquiCo commenced the voluntary public tender offer to purchase Celesio’s publicly-traded shares at €23.00 per share (the “Share Offer”) and the tender offers for its outstanding convertible bonds at a price corresponding to the value of the underlying shares implied by a €23 per share offer price, which equaled €53,117.78 per bond for Celesio’s convertible bond due 2014 (principal amount of €50,000) and €120,798.32 per bond for Celesio’s convertible bond due 2018 (principal amount of €100,000) (the “Bond Offers” and, together with the “Share Offer,” the “Tender Offers”). On January 9, 2014, McKesson increased the purchase price offered in the Share Offer to €23.50 per share and the purchase price offered in the Bond Offers to a price corresponding to the value of the underlying shares implied by a €23.50 per share offer price, which equals €54,273.00 per bond for Celesio’s convertible bond due 2014 (principal amount of €50,000) and €123,424.00 per bond for Celesio’s convertible bond due 2018 (principal amount of €100,000). The Tender Offers expired on January 9, 2014.

On January 13, 2014, McKesson announced that the Tender Offers had failed to meet the minimum condition outlined in the Tender Offers. A copy of the Company’s press release dated January 13, 2014 is attached to this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to Form 8-K, including Exhibit 99.1, is furnished to the Securities and Exchange Commission (the “Commission”), but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment of the Share Purchase Agreement dated October 24, 2013, by and among Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation, dated December 19, 2013.

10.2	Second Amendment of the Share Purchase Agreement dated October 24, 2013, by and among Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation, dated January 9, 2014.

99.1	Press release issued by the Company dated January 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 15, 2014

McKesson Corporation

By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment of the Share Purchase Agreement dated October 24, 2013, by and among Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation, dated December 19, 2013.

10.2	Second Amendment of the Share Purchase Agreement dated October 24, 2013, by and among Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation, dated January 9, 2014.

99.1	Press release issued by the Company dated January 13, 2014.